UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2005
LaCROSSE FOOTWEAR, INC.
(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	0-23800 (Commission file number)	39-1446816 (IRS employer identification number)
18550 NE Riverside Parkway, Portland, Oregon 97230
(Address of principal executive offices, including zip code)
(503) 776-1010
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
(a) 2006 Incentive Compensation Program
     On December 9, 2005, the Board of Directors of LaCrosse Footwear, Inc. (the “Company”) approved the Company’s 2006 incentive compensation program (the “Incentive Program”). Executive officers and other employees who meet certain conditions will be eligible to participate in the Incentive Program. The Incentive Program provides for payment of incentive compensation equal to a percentage of the employee’s base salary. If Company goals are met, the employee will receive 100% of target incentive compensation. The percentage of annual base salary that is paid as incentive compensation increases in the event the Company achieves greater than 100% of the goals. The Incentive Program is based on minimum threshold levels for revenue growth, operating profit, and inventory turns. In addition, if the operating profit threshold is not met, there can be no incentive payment. The Incentive Program description as distributed to the Company’s employees is included as Exhibit 10.1 to this Current Report and is incorporated herein by reference. The foregoing description of the Incentive Program does not purport to be complete and is qualified in its entirety by reference to such exhibit.
(b) 2006 Compensation of Executive Officers
     On December 9, 2005, the Company’s Board of Directors approved the 2006 salary, incentive compensation and equity compensation for the Company’s executive officers.
     Effective January 1, 2006, the annual base salary of Joseph P. Schneider, the Company’s President and Chief Executive Officer, was set at $410,000. Mr. Schneider will be eligible to receive additional compensation under the Incentive Program. If 100% of the Incentive Program goals are achieved, Mr. Schneider will be eligible to receive incentive compensation equal to 100% of his 2006 annual base salary as described in Item 1.01(a) of this Current Report. Effective January 2, 2006, Mr. Schneider will be awarded a stock option exercisable for 27,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock on January 2, 2006.
     Effective January 1, 2006, the annual base salary of David P. Carlson, the Company’s Executive Vice President and Chief Financial Officer, was set at $285,000. Mr. Carlson will be eligible to receive additional compensation under the Incentive Program. If 100% of the Incentive Program goals are achieved, Mr. Carlson will be eligible to receive incentive compensation equal to 70% of his 2006 annual base salary as described in Item 1.01(a) of this Current Report. Effective January 2, 2006, Mr. Carlson will be awarded a stock option exercisable for 20,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock on January 2, 2006.
     Effective March 1, 2006, the annual base salary of David Strouse, the Company’s Vice President of Product Development, was set at $175,000. Mr. Strouse will be eligible to receive additional compensation under the Incentive Program. If 100% of the Incentive Program goals are achieved, Mr. Strouse will be eligible to receive incentive compensation equal to 40% of his 2006 annual base salary as described in Item 1.01(a) of this Current Report. Effective January 2, 2006, Mr.

     Strouse will be awarded a stock option exercisable for 5,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock on January 2, 2006.
     Effective March 1, 2006, the annual base salary of Darrin McClintock, the Company’s Vice President of Industrial Sales, was set at $145,000. Mr. McClintock will be eligible to receive additional compensation under the Incentive Program. If 100% of the Incentive Program goals are achieved, Mr. McClintock will be eligible to receive incentive compensation equal to 40% of his 2006 annual base salary as described in Item 1.01(a) of this Current Report. Effective January 2, 2006, Mr. McClintock will be awarded a stock option exercisable for 2,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock on January 2, 2006.
     Effective March 1, 2006, the annual base salary of Aaron G. Atkinson, the Company’s Corporate Controller, was set at $140,000. Mr. Atkinson will be eligible to receive additional compensation under the Incentive Program. If 100% of the Incentive Program goals are achieved, Mr. Atkinson will be eligible to receive incentive compensation equal to 25% of his 2006 annual base salary as described in Item 1.01(a) of this Current Report. Effective January 2, 2006, Mr. Atkinson will be awarded a stock option exercisable for 3,500 shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock on January 2, 2006.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits

Exhibit No.	Description
10.1	LaCrosse Footwear, Inc. 2006 Annual Incentive Compensation Plan Document

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

LaCROSSE FOOTWEAR, INC.
Dated: December 12, 2005	By:	/s/ David P. Carlson
David P. Carlson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	LaCrosse Footwear, Inc. 2006 Annual Incentive Compensation Plan Document

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